Exhibit 10.63
This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.
Amendment Number One to the
MetLife Leadership Deferred Compensation Plan
          The MetLife Leadership Deferred Compensation Plan (the “Plan”) is hereby amended as follows:
1. Section 10.3.9 of the Plan is hereby amended and restated in its entirety as follows:
10.3.9	Payment(s) of a Participant’s Deferred Compensation Account shall be made on the earlier of the date payable or after any delays in payment required under Legal Deferral Requirements have passed. A Participant who is a “Specified Employee” as determined under the provisions of the MetLife Auxiliary Pension Plan who has elected to commence distributions upon separation from service or at retirement from active service shall have his/her payments delayed until the earlier of (a) the date six months after the Participant’s separation from service, or (b) the date of death of the Participant. In no event shall MetLife, Inc., any Affiliate, or the Plan have any liability to anyone on account of payment being made later than the date payable due to administrative considerations or otherwise.
2. Section 22.2 of the Plan is hereby amended and restated in its entirety as follows:
22.2	“Cash Incentive Compensation” shall mean compensation payable in the form of cash under the MetLife Annual Variable Incentive Compensation Plan, the Institutional Regional Executive Plan, the International Long Term Performance Compensation Plan, the Long Term Performance Compensation Plan (and, in the case of each incentive compensation plan, any successor plan(s)), payments of the nature of incentive compensation to an 090 Employee, or any other compensation payable in the form of cash (other than salary) to any Eligible Participant to the extent deemed covered by this definition from time to time by the Plan Administrator in its discretion, but (for greater clarity) shall not include any payments in lieu of compensation payable under any such plans contingent on a separation agreement, release, or similar agreement.
3. This amendment shall be effective on December 31, 2007.
In witness where, the Plan Administrator has executed this amendment on the date noted below.
PLAN ADMINISTRATOR
/s/ Margery Brittain
Date: December 13, 2007
Witness: /s/ Bonita Haskins